UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2014

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number	IRS Employer Identification No.

1-32853	DUKE ENERGY CORPORATION (a Delaware corporation) 550 South Tryon Street Charlotte, North Carolina 28202-1803 704-382-3853	20-2777218

1-3274	DUKE ENERGY FLORIDA, INC. (a Florida corporation) 299 First Avenue North St. Petersburg, Florida 33701 704-382-3853	59-0247770

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

On January 28, 2014, Duke Energy Florida, Inc. (“DEF”), a wholly-owned subsidiary of Duke Energy Corporation, terminated the Engineering, Procurement and Construction Agreement dated December 31, 2008 between DEF and a consortium consisting of Westinghouse Electric Company LLC and Stone & Webster, Inc.  (together, the “Contractor”), for two Westinghouse AP1000 nuclear units to be constructed in Levy County, Florida (the “EPC Agreement”).

Under the terms of the EPC Agreement, the Contractor was to provide design, engineering, procurement, and construction services for two 1,105 net megawatt nuclear electric-generating units.  DEF does not expect to incur a termination fee under the EPC Agreement but may be required to pay certain costs to the Contractor for work performed and to bring existing work to an orderly conclusion, including but not limited to, costs to demobilize and cancel certain equipment and material orders placed.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: January 28, 2014	By:	/s/ Julia S. Janson
	Name:	Julia S. Janson
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

Duke Energy Florida, Inc.

Date: January 28, 2014	By:	/s/ Julia S. Janson
	Name:	Julia S. Janson
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary